UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2025

BLUE RIDGE BANKSHARES, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-39165	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court Suite 101
Richmond, Virginia		23226
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 331-6521

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BRBS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 25, 2025, Blue Ridge Bankshares, Inc. (the “Company”) announced that its Board of Directors has adopted a share repurchase program (the “Repurchase Program”) pursuant to which the Company may purchase up to $15 million of the Company’s issued and outstanding shares of common stock (“Common Stock”).

Repurchases may be made in open market purchases, block trades, or privately negotiated transactions, including upon the exercise of outstanding warrants to purchase Common Stock. Open market purchases will be conducted in accordance with the limitation of Rule 10b-18 of the Securities and Exchange Commission (the “SEC”). Repurchases may be made pursuant to any trading plan that may be adopted in accordance with SEC Rule 10b5-1, which would permit Common Stock to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. Under applicable law, repurchased shares will be cancelled and revert to the status of authorized but unissued shares.

The Company cannot predict when or if it will repurchase any shares of Common Stock as the Repurchase Program will depend on a number of factors, including constraints specified in any SEC Rule 10b5-1 trading plans, price, and general business and market conditions. Information regarding share repurchases will be available in the Company’s periodic reports on Form 10-Q and 10-K filed with the SEC as required by the applicable rules of the Securities Exchange Act of 1934, as amended.

The Repurchase Program may be modified, suspended, or terminated at any time without notice, at the Company’s discretion, based upon a number of factors, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, the need for capital in the Company’s operations and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The Repurchase Program does not obligate the Company to repurchase any shares.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Forward-Looking Statements:

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of the Company’s beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phrases of similar meaning. The Company cautions that the forward-looking statements are based largely on its expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated August 25, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE BANKSHARES, INC.

Date:	August 25, 2025	By:	/s/ Judy C. Gavant
Judy C. Gavant Executive Vice President and Chief Financial Officer